Exhibit 4.3

ACCESSION AGREEMENT CLASS A SHAREHOLDERS AGREEMENT

This Accession Agreement (the “Agreement”) is made on 25 May 2012 and made between:

(1)                                COÖPERATIEVE AAC LS U.A., a coöperative (coöperatie) incorporated under the laws of the Netherlands with its corporate seat in Amsterdam, and its business address at Gooimeer 2 35, 1411 DC Naarden, the Netherlands and registered with the Commercial Register of Gooi-, Eem- en Flevoland under number 34256402 (the “Existing Investor I”);

(2)                                FORBION CO-INVESTMENT COÖPERATIEF U.A., a coöperative (coöperatie) incorporated under the laws of the Netherlands with its registered office in Naarden, and its business address at Gooimeer 2 35, 1411 DC Naarden, the Netherlands and registered with the Commercial Register of Gooi-, Eem- en Flevoland under number 32142360 (the “Existing Investor II”);

(3)                                FORBION CO-INVESTMENT II COÖPERATIEF U.A., a coöperative (coöperatie) incorporated under the laws of the Netherlands with its registered office in Naarden, and its business address at Gooimeer 2 35, 1411 DC Naarden, the Netherlands and registered with the Commercial Register of Gooi-, Eem- en Flevoland under number 53958713 (the “New Investor I”);

(4)                                COÖPERATIEVE GILDE HEALTHCARE II U.A., a coöperative (coöperatie) incorporated under the laws of the Netherlands with its corporate seat in Utrecht, and its business address at Newtonlaan 91 (3584 BP), the Netherlands and registered with the Commercial Register of Midden-Nederland under number 30216414 (the “New Investor II”);

(5)                                UNIQURE B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of the Netherlands with its registered office in Amsterdam, and its business address at Meibergdreef 61, 1105 BA Amsterdam Zuidoost, the Netherlands and registered with the Commercial Register of Amsterdam under number 54385229 (the “Company”);

(6)                                S.J.H. VAN DEVENTER C.V., a Dutch limited partnership (commanditaire vennootschap), having its registered address at 1411 DC Naarden, Gooimeer 2 35, registered in the trade register under number 32158843 (the “New Shareholder 1”);

(7)                                CREDIT LYONNAIS INNOVATION 6, a French venture capital fund (Fonds Commun de Placement dans l’Innovation), having its business location at 100 Boulevard de Montparnasse, 75014 Paris, France (the “New Shareholder 2”), which is represented by its managing company the French limited liability company (société anonyme à directoire et conseil de surveillance) OMNES Capital, incorporated and existing under the laws of France, having its registered address at 100 Boulevard du Montparnasse, 75014 Paris, France and registered with the French Registry of Commerce and Companies under number 428 711 196 TCS Paris (“OMNES Capital”);

(8)                                LCL INNOVATION 1, a French venture capital fund (Fonds commun de placement dans l’innovation), having its business location at 100 Boulevard de Montparnasse, 75014 Paris, France (the “New Shareholder 3”), which is represented by OMNES Capital;

(9)                                CLVC, a French corporation (Société anonyme), incorporated and existing under the laws of France, having its registered office at 100 Boulevard du Montparnasse, 75014 Paris, France, and registered with the French Registry of Commerce and Companies under number 434.465.514 RCS Paris, France (the “New Shareholder 4”), which is represented by OMNES Capital;

(10)                         CLV 1, a French Fonds Commun de Placement à Risques,  having its business location at 100 Boulevard de Montparnasse, 75014 Paris, France (the “New Shareholder 5”), which is represented by OMNES Capital;

(11)                         ADVENT PRIVATE EQUITY FUND IV, an English partnership, incorporated and existing under the laws of the United Kingdom, having its registered address at 25 Buckingham Gate, London, SW1E 6LD, United Kingdom and registered in England and Wales under number LP10002 (the “New Shareholder 6”);

(12)                         ADVENT MANAGEMENT IV LP, a Scottish limited partnership, incorporated and existing under the laws of Scotland, having its registered address at 50 Lothian Road, Festival Square, Edinburgh, EH3 9WJ, United Kingdom and registered in Scotland under number SL005366 (the “New Shareholder 7”);

(13)                         TIVERINA INVERSIONES S.L., a Spanish private company with limited liability, having its place of business at Calle Zurbano nº76 6ª, Madrid, Spain, with Tax Identification Number B-85381960 (the “New Shareholder 8”);

(14)                         ABADAI INVERSIONES S.L., a Spanish private company with limited liability, having its place of business at Calle Zurbano nº76 6ª, Madrid, Spain, with Tax Identification Number B-85383511 (the “New Shareholder 9”);

(15)                         SURRIC INVERSIONES S.L., a Spanish private company with limited liability, having its place of business at Calle Zurbano nº76 6ª, Madrid, Spain, with Tax Identification Number B-85381507 (the “New Shareholder 10”);

(16)                         HILOS Y POLO S.L., a Spanish private company with limited liability, having its place of business at Calle Zurbano nº76 6ª, Madrid, Spain, with Tax Identification Number B-83914481 (the “New Shareholder 11”);

(17)                        RAMON MORA-FIGUEROA MORA-FIGUEROA, with professional domicile at Madrid, Calle Zurbano nº76 6ª and holder of a National Identity Card with number  31.241.827-F (the “New Shareholder 12”);

(18)                         ACTIVOS Y TENENCIAS 85 S.L., a Spanish private company with limited liability, having its place of business at Calle Ana Teresa 85 B, Madrid Spain, with Tax identification number B-84366111 (the “New Shareholder 13”);

(19)                         FUNDACION PARA EL DESARROLLO Y LA COOPERACION INTERNACIONAL, having its place of business at Calle Jose Abascal nº44 2º, Madrid, Spain, with Tax identification number G-80787161 (the “New Shareholder 14”);

(20)                         FUNDACION UNIVERSITARIA DE NAVARRA, having its place of business at Avd. Pio XII 53 1º, Pamplona, Spain, with Tax Identification Number G-31469125 (the “New Shareholder 15”);

(21)                         JOSE LUIS PASCUAL PLAZA, with professional domicile at Madrid, Calle del Pastor 4 and holder of a National Identity Card with number 02.153.208-V (the “New Shareholder 16”);

(22)                         LUPUS ALPHA MICRO CHAMPIONS, a Sub Fund of Lupus alpha Fonds, a Fonds Commun de placement under Luxembourg law, for which and on behalf wherof Lupus alpha Investment S.A., 69, route d’Esch, L-1470 Luxembourg, R.C.S. Luxembourg B-79272 (Management Company) acts  (the “New Shareholder 17”); and

(23)                         LUPUS ALPHA ALL OPPORTUNITIES FUND, a Sub Fund of Lupus alpha Fonds, a Fonds Commun de placement under Luxembourg law, for which and on behalf wherof Lupus alpha Investment S.A., 69, route d’Esch, L-1470 Luxembourg, R.C.S. Luxembourg B-79272 (Management Company) acts (the “New Shareholder 18”),

The parties to this Agreement are hereinafter collectively referred to as the “Parties” and individually as a “Party”. The New Shareholders 1 up to and including 18 collectively referred to as the “New Shareholders” and individually as a “New Shareholder”.

RECITALS:

(A)                              By an issue of new Ordinary Shares Class A pursuant to conversion of Ordinary Shares Class B following the Exchange Offer:

(i)	The New Shareholder 1 will acquire 49,298 Ordinary Shares Class A;

(ii)	The New Shareholder 2 will acquire 576,520 Ordinary Shares Class A;

(iii)	the New Shareholder 3 will acquire 512,462 Ordinary Shares Class A;

(iv)	the New Shareholder 4 will acquire 401,320 Ordinary Shares Class A;

(v)	the New Shareholder 5 will acquire 69,716 Ordinary Shares Class A;

(vi)	the New Shareholder 6 will acquire 3,724,371 Ordinary Shares Class A;

(vii)	the New Shareholder 7 will acquire 37,241 Ordinary Shares Class A;

(viii)	the New Shareholder 8 will acquire 478,084 Ordinary Shares Class A;

(ix)	the New Shareholder 9 will acquire 210,824 Ordinary Shares Class A;

(x)	the New Shareholder 10 will acquire 210,824 Ordinary Shares Class A;

(xi)	the New Shareholder 11 will acquire 66,000 Ordinary Shares Class A;

(xii)	the New Shareholder 12 will acquire 48,000 Ordinary Shares Class A;

(xiii)	the New Shareholder 13 will acquire 31,764 Ordinary Shares Class A;

(xiv)	the New Shareholder 14 will acquire 269,768 Ordinary Shares Class A;

(xv)	the New Shareholder 15 will acquire 230,631 Ordinary Shares Class A;

(xvi)	the New Shareholder 16 will acquire 10,000 Ordinary Shares Class A;

(xvii)	the New Shareholder 17 will acquire 1,560,000 Ordinary Shares Class A; and

(xviii)	the New Shareholder 18 will acquire 850,000 Ordinary Shares Class A.

(B)                              This Agreement is entered into in compliance with the terms of the class A shareholders agreement dated 19 April 2012 between the Existing Investors, the New Investors and the Company (which agreement is referred to in this Agreement as the “Class A Shareholders Agreement”).

IT IS AGREED as follows:

(1)                                Definitions used in this Agreement have the same meaning as given to them in the Class A Shareholders Agreement unless stated otherwise and the provisions of Clause 1 (Interpretation) of the Class A Shareholders Agreement shall apply to this Agreement.

(2)                                With effect from the date of this Agreement, the New Shareholder becomes a Party to and will be bound by the terms of the Class A Shareholders Agreement in all respects as an Investor, under the condition precedent (opschortende voorwaarde) that the New Shareholder has acquired the Ordinary Shares Class A pursuant to the execution of the Exchange Offer as referred to in Recital A above.

(3)                                SCHEDULE A (Parties) to the Class A Shareholders Agreement shall be updated to properly reflect the relevant changes in the ownership of the Shares.

(4)                                The provisions of the Clauses 9.6, 9.7, 9.8, 9.9, 9.10, 9.14, 9.15 and 9.17 of the Class A Shareholders Agreement shall apply mutatis mutandis to this Agreement.

THUS AGREED AND SIGNED ON 25 May 2012

[signature pages to follow]

This Agreement has been entered into on the date first above written.

Coöperatieve AAC LS U.A.		Coöperatieve AAC LS U.A.

/s/ H. A. Slootweg		/s/ M. A van Osch
By:		By: Forbion 1 Management B.V.

Title: Director		Title: Director
By:	H. A. Slootweg	By:	M. A van Osch
Title:	Director	Title:	Director

Forbion Co-Investment Coöperatief U.A.		Forbion Co-Investment Coöperatief U.A.

/s/ H. A. Slootweg		/s/ M. A van Osch
By: Forbion 1 Management B.V.		By: Forbion 1 Management B.V.

Title: Director		Title: Director
By:	H. A. Slootweg	By:	M. A van Osch
Title:	Director	Title:	Director

Forbion Co-Investment II Coöperatief U.A.		Forbion Co-Investment II Coöperatief U.A.

/s/ H. A. Slootweg		/s/ M. A van Osch
By: Forbion 1 Co II Management B.V.		By: Forbion 1 Co II Management B.V.

Title:Director		Title: Director
By:	H. A. Slootweg	By:	M. A van Osch
Title:	Director	Title:	Director

Coöperatieve Gilde Healthcare II U.A.

/s/ Edwin de Graaf
By: Gilde Healthcare II Management B.V.

Title: Director
By:	Edwin de Graaf
Title:	Managing Director

uniQure B.V.		uniQure B.V.

/s/ Aldag		/s/ PJ Morgan
By: Aldag		By: PJ Morgan
Title: Director		Title: Director

This Agreement has been entered into on the date first above written.

S.J.H. Van Deventer C.V.		S.J.H. Van Deventer C.V.

/s/ H. A. Slootweg		/s/ M. A van Osch
By: Forbion Capital Partners Management Services B.V.		By: Forbion Capital Partners Management Services B.V.

Title: General Partner		Title: General Partner
By:	H. A. Slootweg	By:	M. A van Osch
Title:	Director	Title:	Director

This Agreement has been entered into on the date first above written.

Credit Lyonnais Innovation 6

/s/ Fabien Prévost

By: OMNES capital

Title: Managing company
By:	Fabien Prévost
Title:	Title Illegible

LCL Innovation 1

/s/ Fabien Prévost

By: OMNES capital

Title: Managing company
By:	Fabien Prévost
Title:	Title Illegible

CLVC

/s/ Fabien Prévost

By:	Fabien Prévost
Title:	Title Illegible

CLV 1

/s/ Fabien Prévost

By: OMNES capital

Title: Managing company
By:	Fabien Prévost
Title:	Title Illegible

This Agreement has been entered into on the date first above written.

Advent Private Equity Fund IV LP		Advent Private Equity Fund IV LP

/s/ Signature Illegible		/s/ Signature Illegible

By: Advent Management IV Limited Partnership acting as General Partner by Advent Venture Partners LLP acting as Manager		By: Advent Management IV Limited Partnership acting as General Partner by Advent Venture Partners LLP acting as Manager

By:	Name Illegible	By:	Name Illegible
Title:	Partner	Title:	Partner

Advent Management IV Limited Partnership		Advent Management IV Limited Partnership

/s/ Signature Illegible		/s/ Signature Illegible

By:	Advent Venture Partners LLP	By:	Advent Venture Partners LLP

By:	Name Illegible	By:	Name Illegible
Title:	Partner	Title:	Partner

This Agreement has been entered into on the date first above written.

Tiverina Inversiones S.L		Tiverina Inversiones S.L

/s/ Signature Illegible		N/A

By:	Name Illegible	By:

Title:	Director	Title:	Director

By:	Name Illegible	By:
Title:		Title:

Abadai Inversiones S.L		Abadai Inversiones S.L

/s/ Signature Illegible		N/A

By:	Name Illegible	By:

Title:	Director	Title:	Director

By:	Name Illegible	By:
Title:		Title:

Surric Inversiones S.L		Surric Inversiones S.L

/s/ Signature Illegible		N/A

By:	Name Illegible	By:

Title:	Director	Title:	Director

By:	Name Illegible	By:
Title:		Title:

Hilos y Polo S.L		Hilos y Polo S.L

/s/ Signature Illegible		N/A

By:	Name Illegible	By:

Title:	Director	Title:	Director

By:		By:
Title:		Title:

This Agreement has been entered into on the date first above written.

Ramon Mora-Figueroa Mora-Figueroa		Jose Luis Pascual Plaza

/s/ Signature Illegible		/s/ Signature Illegible

Activos y Tenencias 85 S.L		Acitvos y Tenencias 85 S.L

/s/ Signature Illegible		N/A

By:	Name Illegible	By:

Title:	Director	Title:	Director

By:		By:
Title:		Title:

Fundacion para el		Fundacion para el
Desarrollo y la Cooperación Internacional		Desarrollo y la Cooperación Internacional

/s/ Signature Illegible		/s/ Signature Illegible

By:	Name Illegible	By:	Name Illegible

Title:	Director	Title:	Director

By:		By:
Title:		Title:

Fundacion Universitaria de Navarra		Fundacion Universitaria de Navarra

/s/ Signature Illegible		/s/ Signature Illegible

By:		By:

Title:	Director	Title:	Director

By:	Name Illegible	By:	Name Illegible
Title:		Title:

This Agreement has been entered into on the date first above written.

Lupus Alpha Micro Champions			Lupus Alpha Micro Champions

/s/ Signature Illegible		/s/ Signature Illegible	/s/ Signature Illegible		/s/ Signature Illegible

By:	Lupus alpha Investment S.A.		By:	Lupus alpha Investment S.A.

Title:	Management Company		Title:	Management Company
By:	Name Illegible	Name Illegible	By:	Name Illegible	Name Illegible
Title:	MD	MD	Title:	MD	MD

Lupus Alpha All Opportunities Fund			Lupus Alpha All Opportunities Fund

By:	Lupus alpha Investment S.A.		By:	Lupus alpha Investment S.A.

Title:	Management Company		Title:	Management Company
By:	Name Illegible	Name Illegible	By:	Name Illegible	Name Illegible
Title:	MD	MD	Title:	MD	MD